CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Big Time Acquisition, Inc.
(A Development Stage Company)
780 Reservoir Avenue,#123
Cranston,RI

We hereby consent to the inclusion in the Form 10 Registration
Statement of our report dated September 27, 2010 with respect to our audit of the financial statements of Big Time
Acquisition, Inc. as of August 31, 2010 and for the period from inception (August 17, 2010) to August 31, 2010.



/s/ PS STEPHENSON & CO., P.C.
-----------------------------------


September 27, 2010